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                                                                       EXHIBIT 3

                           Voting and Proxy Agreement


     This Voting and Proxy Agreement dated December 2, 1999 is entered into between _________________ (the "Stockholder"), and Avant! Corporation, a Delaware corporation (the "Buyer").

     In connection with the parties' entry into this Agreement, Analogy, Inc., an Oregon corporation (the "Company"), the Buyer and AC Acquisition Corp., an Oregon corporation and a wholly-owned subsidiary of the Buyer (the "Buyer Subsidiary") are entering into an Agreement of Merger dated the date hereof (the "Merger Agreement") pursuant to which the Buyer Subsidiary will be merged (the "Merger") into the Company, which will thereupon become a wholly-owned subsidiary of the Buyer. The Merger has been approved by the Company's board of directors, and will be submitted to the stockholders of the Company for approval. The Stockholder is a stockholder of the Company, and enters into this Agreement in such capacity.

     The Buyer would not enter into the Merger Agreement but for the execution of this Agreement and the accompanying irrevocable proxy, and the Stockholder desires to induce the Buyer to enter into the Merger Agreement.

     Capitalized terms used herein without definition have the meanings stated in the Merger Agreement.

     Accordingly, the Stockholder hereby agrees as follows:

     1.  Voting for Merger.

         (a) Subject to the terms and conditions hereof, the Stockholder will vote the Subject Shares (i) in favor of the Merger at any stockholder meeting or solicitation of written consents with respect thereto, or any direct or remote adjournment thereof, and (ii) against any Third Party Transaction at any stockholder meeting or solicitation of written consents with respect thereto, or at any direct or remote adjournment thereof. "Subject Shares" means (i) the shares of common stock of the Company listed below the Stockholder's signature hereof (the "Listed Shares") and (ii) any shares of capital stock of the Company in which he directly or indirectly has Beneficial Ownership and has the power to vote such shares. "Beneficial Ownership" has the meaning stated in Rule 13d-3 issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

         (b)  Prior to the consummation of the Merger or any earlier termination of this Agreement, Stockholder will not transfer, voluntarily or involuntarily, any record, beneficial or security interest in, or enter into any other Contract with respect to, any of the Listed Shares to any Person. Any purported transfer or Contract in violation of this Section 1(b) will be null and void.
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          (c)  As soon as practicable after execution of this Agreement, the certificates representing all Listed Shares shall be legended as follows to the extent held in the personal name of the Stockholder:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT DATED DECEMBER 2, 1999 BETWEEN AVANT! CORPORATION AND ________________ _________ WHICH RESTRICTS THE VOTING AND TRANSFER OF SUCH SECURITIES. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER.

     2. Stockholder's Representations and Warranties. The Stockholder hereby represents and warrants to the Buyer that:

         (a) The Beneficial Ownership and record ownership of, and the certificates representing the Listed Shares, are fully and accurately stated at the end of this Agreement. Except as there noted, the Stockholder has (i) 100%, exclusive Beneficial Ownership of the Listed Shares, subject to no security interest, pledge, Contract, restriction or right of any third Person, and (ii) exclusive possession of all certificates there listed.

         (b) (i) The execution and delivery of this Agreement by the Stockholder do not, and the performance of his obligations hereunder and the consummation of the Merger will not, (A) subject to the making of the filings and obtaining the approvals identified in Section 2(b)(ii), conflict with or violate any laws applicable to him or by which any Property or asset of the Stockholder is bound or affected, or (B) conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in a loss or modification adverse to him of any right or benefit under, give to others any right of termination, amendment, acceleration, repurchase, repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any Property or asset of the Stockholder pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder or any Property or asset of the Stockholder is bound or affected.

               (ii) The execution and delivery of this Agreement by the Stockholder do not, and the performance of his obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Agency for or by the Stockholder, the Company or any subsidiary or the Buyer or any subsidiary, except that the consummation of the Merger will be subject to the Exchange Act (in the case of the Company only) and the filing of articles of merger under the Oregon Business Corporation Act.

     3. Irrevocable Proxy. In order to ensure the voting of the Stockholder in accordance with this Agreement, the Stockholder is executing herewith an irrevocable proxy in the form of Exhibit A attached hereto granting to the Buyer the right to vote, or to execute and deliver stockholder written consents, in respect of the Subject Shares. It is understood and agreed that such irrevocable proxy relates solely to voting for the Merger and against any Third Party Transaction in accordance with this Agreement and does not constitute the grant of any rights to said proxy to vote as to any other matters.

                                       2
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     4.  Termination. This Agreement will terminate, and be of no further force or effect, if the Merger Agreement is terminated pursuant to Section 6.3(a),
(b), (c) or (d) of the Merger Agreement, provided that no such termination of this Agreement shall relieve the Stockholder of any liability with respect to any breach of this Agreement occurring prior to such termination.

     5.  Miscellaneous

         (a) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, in its sole election, solely as to itself and not as to any other party hereto, only by an instrument in writing, waive compliance by another party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          (b) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

          (c) Applicable Law. This Agreement shall be exclusively governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of laws, except as to matters manditorily governed by the Oregon Business Corporation Act.

          (d) Descriptive Headings, Section References, Date. The descriptive headings contained herein are for convenient reference only and shall not affect in any way the meaning or interpretation of this Agreement. Reference herein to Sections refer, unless otherwise specified, to the designated Section of this Agreement. The date of this Agreement is for identification only and is not necessarily the date on which it was entered into.

          (e) Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

          (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The Stockholder may not assign its obligations or rights under this Agreement without the prior written consent of the Buyer.

          (g) Binding Effect. This Agreement shall, subject to the terms and conditions hereof, be in all respects binding upon each of the Company and the Buyer from and after the date hereof.

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     IN WITNESS WHEREOF, the Stockholder has signed this Agreement.



Stockholder:        ________________________________
                    Name:

                    Listed Shares:



                    ____________________________________________________________
                         Certificate                            Number of
                          Number           Record Holder         Shares
                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________
                                                        total:
                    ____________________________________________________________

                    Exceptions (see Section 2(a):

                    (Initial:)  ____  None.

                                ____  Describe:



Accepted:

______________________________________


By:  ___________________________________
     Name:
     Title:

                                       4
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                                   EXHIBIT A

                               IRREVOCABLE PROXY

     The undersigned hereby grants to Avant! Corporation (the "Buyer") an irrevocable proxy pursuant to the provisions of the Oregon Business Corporation Act to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of capital stock (the "Stock") of Analogy, Inc. (the "Corporation") now owned or hereafter acquired by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of an Oregon corporation in connection with the approval of the Merger as provided in the Voting and Proxy Agreement dated December 2, 1999, between the undersigned and the Buyer. The undersigned hereby affirms that this proxy is given as a condition of said Agreement and as such is coupled with an interest and is irrevocable.

     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK.

     Dated this ____ day of ____________, 1999.


                                         ______________________________
                                         [Name of stockholder]

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